United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report: January 3, 2008

Commission File No. 0-8117

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CHURCH LOANS & INVESTMENTS TRUST	®

(Exact name of registrant as specified in its charter)

Texas	75-6030254
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5305 W Interstate 40, Amarillo, Texas	79106-4759
(Address of principal executive office)	(Zip Code)

(806) 358-3666
(Issuer’s telephone number including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alfred J. Smith has resigned as a member of the Board of Trust Managers of the Trust and as Secretary and Treasurer of the Trust effective as of December 31, 2007.  Mr. Smith has no disagreement with any matter relating to the Trust’s operations, policies or practices.

With Mr. Smith’s resignation, the number of the Board of Trust Managers of the Trust is reduced to six.  The Bylaws of the Trust required a minimum of seven members of the Board of Trust Managers for the Board of Trust Managers to transact any business.  Therefore, according to the Bylaws of the Trust, except for the appointment of members to the Board of Trust Managers, the Board of Trust Managers has no authority to transact any business until the vacancy caused by Mr. Smith’s resignation is filled.  It is the intent of the Board of Trust Managers to move quickly to fill such vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHURCH LOANS & INVESTMENTS TRUST

By:	/S/ B. R. McMorries
B.R. McMorries, Chairman of the Board of Trust Managers
Date:	January 4, 2008